Contact:
          Bernadette M. Sohler, Director of Communications (732) 634-1500

          Middlesex Water Company Announces First Quarter 2004 Earnings

     ISELIN, NEW JERSEY, (April 28, 2004) Middlesex Water Company, (NASDAQ:
MSEX), a provider of water and wastewater services in New Jersey and Delaware, announced a 6.0% increase in consolidated operating revenues for the first quarter ended March 31, 2004.

     First Quarter 2004 Results
     --------------------------

     Revenues for the first quarter totaled $15.9 million, up from $15.0 million for the same period in 2003. Double-digit increases in base rates and customer growth for its Delaware subsidiary, Tidewater Utilities, Inc., (TUI), generated an additional $0.4 million in revenues during the quarter, while our meter installation joint venture added $0.5 million to revenues. Operating expenses increased to $13.6 million up from $12.6 million. Costs associated with the customer growth in Delaware and the meter installation joint venture amounted to $0.7 million of the increase. Higher purchased water costs, energy costs and business insurance costs for the Middlesex system accounted for $0.3 million of the operating expenses. The Company reported Common Stock earnings of $0.9 million, or $0.09 per share, for the first quarter ended March 31, 2004, compared with $1.1 million or $0.11 per share in 2003.

 Twelve Month Earnings
 ---------------------

     For the twelve months ended March 31, 2004, revenues were $65.0 million, up from $62.6 million for the same period in the prior year. Double-digit increases in base rates and customer growth for TUI generated $1.7 million of additional revenues. Revenues from our meter installation joint venture and other non-regulated activities pushed revenues up by $1.0 million. Cool, wet weather conditions caused revenues to fall by $0.5 in our Middlesex system. In addition to cost increases in the same operating expenses categories as the quarter, water treatment costs, employee costs and corporate governance compliance costs also increased. Interest expense rose as the amount of long-term borrowings rose by almost $10.0 million. As a result, net income decreased to $6.4 million from $7.7 million for the period ended March 31, 2004.


Board Declares Quarterly Dividend
---------------------------------
     The Board of Directors of Middlesex Water Company declared a quarterly dividend of $0.165 per share on the Common Stock, payable on June 1, 2004, to stockholders of record as of May 14, 2004. The Company has paid cash dividends in varying amounts continually since 1912 and the dividend has been

                                (More-More-More)




Middlesex Water Company Announces First Quarter 2004 Earnings/2

increased in each year since 1973. Middlesex Water has a Dividend Reinvestment Plan under which dividends and optional cash payments can be used to purchase additional shares of Common stock. The Company also offers direct deposit of dividends whereby dividend payments may be deposited into shareholders' checking, savings or money market accounts.

About Middlesex Water Company
-----------------------------

     Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware. The Company and its New Jersey subsidiaries -- Pinelands Water Company and Pinelands Wastewater Company -- are subject to the regulations of the Board of Public Utilities of the State of New Jersey. Middlesex Water Company operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy), Inc. The Company's Delaware subsidiary, Tidewater Utilities, Inc., together with Southern Shores Water Company, is subject to the regulations of the Public Service Commission in Delaware. These companies are also subject to various Federal and State regulatory agencies concerning water quality standards.

For additional information regarding Middlesex Water Company, visit the Company's web site at www.middlesexwater.com or call (732) 634-1500.
                      ----------------------

--------------------------------------------------------------------------------
A registration statement relating to the Company's common stock has been filed with the Securities and Exchange Commission but has not yet become effective. The Company's common stock may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common stock in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    Safe Harbor Statement under the Private
                   Securities Litigation Reform Act of 1995:
--------------------------------------------------------------------------------

     Certain matters discussed in this press release are "forward-looking statements" intended to qualify for safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigation, growth potential, rate, regulatory matters, liquidity, capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         MIDDLESEX WATER COMPANY
        CONSOLIDATED STATEMENTS OF INCOME
                         (Unaudited)





                                                  Three Months Ended March 31,    Twelve  Months Ended March 31,
                                                       2004              2003         2004               2003
                                                  -----------------------------   ------------------------------



Operating Revenues                                $ 15,875,733    $ 14,981,373    $ 65,005,574    $ 62,684,756
                                                  ----------------------------    ----------------------------

Operating Expenses:
   Operations                                        8,904,091       7,811,629      33,758,561      30,516,982
   Maintenance                                         862,508         975,854       3,415,767       3,165,499
   Depreciation                                      1,436,230       1,280,180       5,518,777       4,947,730
   Other Taxes                                       1,945,194       1,908,128       7,852,984       7,797,617
   Income Taxes                                        507,359         629,733       3,114,844       3,926,129
                                                  ----------------------------    ----------------------------

       Total Operating Expenses                     13,655,382      12,605,524      53,660,933      50,353,957
                                                  ----------------------------    ----------------------------

               Operating Income                      2,220,351       2,375,849      11,344,641      12,330,799
                                                  ----------------------------    ----------------------------

Other Income:
   Allowance for Funds Used During Construction         49,561          92,606         272,874         291,991
   Other Income                                         19,806          19,944         131,361         225,661
   Other Expense                                        (3,236)        (19,170)        (73,997)        (80,590)
                                                  ----------------------------    ----------------------------

       Total Other Income                               66,131          93,380         330,238         437,062

Interest Charges                                     1,252,842       1,244,348       5,235,524       5,054,333
                                                  ----------------------------    ----------------------------


Net Income                                           1,033,640       1,224,881       6,439,355       7,713,528



Preferred Stock Dividend Requirements                   63,697          63,697         254,786         254,786
                                                  ----------------------------    ----------------------------


Earnings Applicable to Common Stock               $    969,943    $  1,161,184    $  6,184,569    $  7,458,742
                                                  ----------------------------    ----------------------------

Earnings per share of Common Stock:
   Basic                                          $       0.09    $       0.11    $       0.59    $       0.72
   Diluted                                        $       0.09    $       0.11    $       0.59    $       0.72

Average Number of
   Common Shares Outstanding :
   Basic                                            10,579,095      10,378,502      10,524,905      10,327,655

   Diluted                                          10,922,235      10,721,642      10,868,045      10,670,795

Cash Dividends Paid per Common Share              $      0.165    $      0.161    $      0.653    $      0.638